UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2012

VIKING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49636	86-0913802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

134 Flanders Road, Westborough, Massachusetts	01581
(Address of principal executive offices)	(Zip Code)

(508) 366-3668

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Change of Control Agreements

On August 6, 2008, the Company entered into change of control agreements with John “Jed” Kennedy, the Company’s then-President and Chief Operating Officer and current President and Chief Executive Officer, and Robert Mathews, the Company’s Executive Vice President and Chief Financial Officer (the “Executive Agreements”). On August 23, 2012, the Company, on the one hand, and each of Mr. Kennedy and Mr. Mathews, on the other hand, entered into new Executive Agreements to make certain changes to comply with applicable tax law and to ensure that each of Mr. Kennedy and Mr. Mathews is protected against any adverse consequences if the Executive Agreements are determined not to comply with applicable tax law. The Executive Agreements, which are substantially the same, provide each executive with certain separation benefits in the event of a “Change of Control,” as such term is defined in the Executive Agreements, of the Company followed by an involuntary separation, other than for “Cause,” as such term is defined in the Executive Agreements and set forth below, or for disability, or a termination by the executive for “Good Reason,” as such term is defined in the Executive Agreements and set forth below.

Under each respective Executive Agreement, if at any time during the two-year period following a Change of Control, the executive is terminated other than for Cause or for disability, or if the Executive Agreement is terminated by the executive for Good Reason, the executive will receive:

•	a lump sum in cash within 10 days after the date of receipt of a written notice of termination (the “Date of Termination”) consisting of the aggregate of the following amounts:

o	to the extent not theretofore paid, the executive’s base salary through the Date of Termination at the rate in effect on the Date of Termination or, if higher, at the highest rate in effect at any time within the two year period preceding the Change of Control (the “Highest Base Salary”);

o	the product of (x) the higher of the annual bonuses, if any, paid to the executive for the two full fiscal years prior to the Change of Control (the “Recent Bonus”) and (y) the fraction obtained by dividing (i) the number of days between the Date of Termination and the last day of the last full fiscal year and (ii) 365;

o	the sum of (x) the Highest Base Salary and (y) the Recent Bonus; and

o	in the case of compensation previously deferred by the executive, all amounts previously deferred and not yet paid by the Company;

•	health and welfare benefits for 18 months after the Date of Termination, for the executive and/or the executive’s family at least equal to those benefits as would have been provided to them in accordance with the plans, programs, and polices described in the agreement;

•	in lieu of providing health insurance benefits, the Company may, in its sole discretion, make a monthly cash payment, payable on the fifth day of each month following the Date of Termination during the eighteen-month period following the Date of Termination, equal to 1.75 times the average monthly cost subsidized by the Company to provide health insurance benefits to the executive and/or the executive’s family during the 12 months prior to the Date of Termination; and
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•	if applicable, for the purposes of eligibility for retiree benefits, if any, pursuant to such plans, programs and policies, the executive shall be considered to have remained employed until the end of the Employment Period, as defined in the Executive Agreement, and to retire on the last day of such period.

Under each Executive Agreement, the Company may terminate the executive’s employment for “Cause,” defined for purposes of the Executive Agreements, to mean (i) acts of dishonesty taken by the executive and intended to result in substantial personal enrichment of the executive at the expense of the Company, (ii) repeated violations by the executive of his obligations as described in the Executive Agreement which are demonstrably willful and deliberate on the executive’s part and which are not remedied after the receipt of notice from the Company or (iii) the executive being charged with a felony.

Under each Executive Agreement, the executive may resign his employment for “Good Reason,” which generally means (i) assignment to the executive of any duties inconsistent with the position, authority, duties or responsibilities held, exercised and assigned during the 90-day period immediately preceding the date of the Change of Control, (ii) the Company’s failure to comply with its obligations as described in the Executive Agreement, other than an insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of notice given by the executive; (iii) a requirement by the Company that the executive relocate his office more than 35 miles from its location prior to the date of the Change of Control; (iv) the Company’s failure to require a successor to assume the Executive Agreement, in each case, subject to the Company’s right to cure such circumstance; and (v) termination by the executive for any reason during the six-month period immediately following the first anniversary of the date of the Change of Control.

The Executive Change of Control Agreement by and between the Company and Mr. Kennedy is attached to this Current Report on Form 8-K as Exhibit 10.1 and its terms are incorporated herein by reference. The Executive Change of Control Agreement by and between the Company and Mr. Mathews is attached to this Current Report on Form 8-K as Exhibit 10.2 and its terms are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.1	Executive Change of Control Agreement between Viking Systems, Inc. and Jed Kennedy, dated August 23, 2012

10.2	Executive Change of Control Agreement between Viking Systems, Inc. and Robert Mathews, dated August 23, 2012

Forward-Looking Statements

Except for historical information herein, matters set forth in this report are forward-looking within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s future financial performance. These forward-looking statements are identified by the use of words such as “generate,” “launching,” “continue,” “expects,” “believes,” and “intends,” among others. Forward-looking statements in this report are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including such risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission including in its annual report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 29, 2012. All forward-looking statements are based on the Company’s management’s estimates, projections and assumptions as of the date hereof, and it does not undertake any obligation to update any forward-looking statements, except as required by law

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING SYSTEMS, INC.
Date: August 24, 2012
By: /s/ John “Jed” Kennedy
Name: John “Jed” Kennedy
Title: President and Chief Executive Officer

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